UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 27, 2008
NAVIGANT CONSULTING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)
30 S. Wacker, Suite 3550, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)
(312) 573-5600
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On February 27, 2008, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the annual salaries for 2008 and bonuses for 2007 for William M. Goodyear, Chairman and Chief Executive Officer, Julie M. Howard, President and Chief Operating Officer, Scott J. Krenz, Executive Vice President and Chief Financial Officer, and Richard X. Fischer, Vice President, General Counsel and Secretary.
Consistent with the Company’s performance based compensation program, and reflective of the challenges that faced the Company during 2007, as well as the Compensation Committee’s goal to compensate executive management based on the performance of the Company as a whole, including shareholder value and overall financial performance, the amount of such salaries and bonuses are as follows:

Executive	2008 Salary	2007 Bonus
William M. Goodyear	$850,000	$0
Julie M. Howard	$600,000	$0
Scott J. Krenz	$365,000	$60,000
Richard X. Fischer	$300,000	$0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: March 4, 2008	By:	/s/ Richard X. Fischer
Richard X. Fischer
Vice President, General Counsel and Secretary